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                                                               EXHIBIT 23.3




                       CONSENT OF ALBERT J. GLADNER, ESQ.

         I hereby consent to the reference to the undersigned under the heading "Legal Matters" as set forth in the Prospectus that is contained in the Registration Statement on Form S-3 filed by Flagstar Bancorp, Inc. with the Securities and Exchange Commission.


 /s/ Albert J. Gladner
--------------------------
Albert J. Gladner, Esq.
December 15, 1998